CABLE SYSTEM ACQUISITION AGREEMENT


      THIS CABLE SYSTEM ACQUISITION AGREEMENT (the "Agreement") is made and entered into as of the ____ day of March 2005 by and between Multiband Corporation a Minnesota corporation (the "Buyer"), and Ultravision, Inc. a New Jersey corporation (the "Seller").

                                   WITNESSETH

      WHEREAS, the Seller owns, operates and maintains cable television systems serving residents of the apartment complexes identified on the attached Exhibit A (the "Properties"); and

      WHEREAS, the Seller entered into Rights of Entry Agreements identified on the attached Exhibit B with the owners of the Properties (the "Cable Agreements"). Exhibit B shall also contain the terms of said Cable Agreements.

      WHEREAS, the Seller has agreed to sell, and the Buyer has agreed to purchase (a) all of Seller's equipment used in the operation of the cable television system located at the Properties, specifically including any and all cable home wiring, the headend (including all satellite dishes and antennas), all components and all internal and underground portions of the distribution systems (the "Distribution System") located on the Properties as identified on Exhibit C (the "Cable Systems") and (b) all of Seller's right, title and interest in and to the Cable Agreements and related subscribers, upon the terms and conditions hereafter set forth.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, covenant and agree as follows:

      1. Sale and Purchase of Cable Agreements and Cable Systems.

            At Closing (as defined below) the Seller shall sell, assign, transfer, deliver and convey to the Buyer, and the Buyer shall purchase and acquire from the Seller, the Cable Agreements and Cable Systems for a total purchase price of two hundred fifty thousand dollars ($275,000) as adjusted in Paragraph 10 below ("Purchase Price"). This sum shall be payable as follows:
$25,000 down payment, previously paid, $250,000 cash at closing, plus or minus the adjustment, if any, set forth in Paragraph 10 below, as applicable. The Purchase Price at Buyer's sole election can be paid to Seller or to the extent Seller's has any outstanding liens directly to the lienholders to the extent necessary to satisfy said liens, with the balance to the Seller. The purchase of the Cable Agreements and Cable Systems shall include all right, title and interest Seller owns in the subscribers and related cash flows generated as a result of said Cable Agreements. Seller warrants that the Cable Systems shall be in normal working condition as of the Closing Date (as defined herein). Buyer shall have the opportunity to inspect the Cable Systems prior to the Closing Date. Seller shall cooperate with all reasonable requests made by Buyer in connection with the performance of such inspection.

            Seller agrees to provide Buyer with Bills of Sale in the Form of Exhibit D, attached hereto, simultaneously with Buyer's respective purchases of the Cable Agreements and Cable Systems.

      2. Termination of Rights. On the Closing Date (as defined herein), Seller shall sell, transfer, assign and convey all of Seller's rights, title and interest in and to (a) the Cable Systems and (b) the Cable Agreements to Buyer.

      3. No assumption of liabilities: Buyer shall not assume any liabilities of Seller pursuant to this Agreement other than those obligations to perform the Seller's obligations and services under the Cable Agreements that arise subsequent to the Closing Date.

      4. Representations, Warranties and Covenants of the Seller. The Seller represents and warrants to Buyer as follows:


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            a. The Seller is validly existing and in good standing under the laws of the State of New Jersey and has all requisite power and authority to own the Cable Systems.

            b. The execution, delivery and performance of this Agreement by the Seller have been duly and validly authorized. When duly and validly executed and delivered by Seller, this Agreement shall constitute the valid and binding agreement of the Seller, enforceable against Seller in accordance with its terms.

            c. The Seller owns the Cable Agreement and Cable Systems and has the full right, power and authority to sell, transfer, assign and convey the Cable Agreements and Cable Systems to the Buyer. The Cable Systems are in good working order and do not require any modification, upgrade or repair by Buyer to provide video services as they are currently being provided to Seller's subscribers.

            d. Seller shall deliver the Cable Agreements and Cable Systems to Buyer free and clear of any liens or encumbrances at time of transfer, including any tax liens.

            e. There is no litigation, action, suit or proceeding pending or, to the best of Seller's knowledge, threatened against or relating to the Cable Systems.

            f. Exhibit "C" contains a true and complete list of the equipment and other tangible property included in the Cable Systems.

            g. The Cable Agreements are in full force and effect and Seller is not in breach or default of any terms or conditions thereunder, and no event has occurred that if notice was delivered, would constitute a breach or default under the terms of the Cable Agreement, including any payments of commissions or revenue shares to Landlords.

            h. Seller is aware of no facts and has not received any notice or other communication from any person stating or alleging that Seller is not in compliance in any material respect with all requirements of (i) the FCC rules and regulations of the Cable Act, (ii) any Authorization, or that any Authorization has been revoked, suspended, has expired, or is otherwise not in full force and effect or (iii) any other applicable Legal Requirement.

            i. Exhibit E contains a true and complete list of the live subscribers and current monthly cash flows related to the Cable Agreements.

      5. Representations and Warranties of the Buyer: The Buyer represents and warrants to the Seller as follows:

            a. The Buyer is validly existing and in good standing under the laws of Minnesota.

            b. The execution, delivery and performance of this Agreement by the Buyer have been duly and validly authorized. When duly and validly executed and delivered by the Buyer, this Agreement shall constitute the valid and binding agreement of the Buyer, enforceable against Buyer in accordance with its terms.

      6. Conditions Precedent to Obligations of Buyer. The obligation of the Buyer to be performed at or prior to the Closing shall be subject to the fulfillment on or prior to the Closing Date of all the conditions set forth below:

            a. Each of the representations and warranties of the Seller contained in this Agreement shall have been true when made and at all times after the date when made, to and including the Closing Date.


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            b. The Seller shall have performed all of its obligations under this
Agreement to the extent such obligations were required to have been performed on or prior to the Closing Date.

      7. Deliveries to the Buyer on the Closing Date.

            The Seller shall deliver or cause to be delivered to the Buyer on the Closing Date the following:

            a. A completed copy of Exhibit "C", which contains a list of all equipment and other tangible property being purchased by Buyer hereunder.

            b. An executed Bill of Sale in the form attached hereto as Exhibit "D" for the Cable Agreements and the Cable Systems.

      8. Indemnification. The Seller shall indemnify, hold harmless and defend the Buyer from and against any and all damages, costs and expenses (including reasonable attorneys' fees) arising from any misrepresentation, breach of warranty or non-fulfillment of any agreement, covenant, term or condition under this Agreement by the Seller. The Buyer shall indemnify, hold harmless and defend the Seller from and against any and all damages, costs and expenses (including reasonable attorneys' fees) arising from any misrepresentation, breach of warranty or nonfulfillment of any agreement, covenant, term or condition under this Agreement by the Buyer.



      9. Closing. Closing of this Agreement (the "Closing") shall take place on or before March 15, 2005 (the "Closing Date") or as soon thereafter as feasible. The effective date of this Agreement shall be April 1, 2005. Seller shall run all operations in the ordinary course of business between the Effective Date and Closing Date and shall not sell or otherwise dispose of any assets in the interim.

      10. Seller's Additional Warranties; Adjustments to Selling Price. Seller warrants that the Cable Systems, collectively, shall include 5,685 homes passed by the systems as of the Closing Date. Seller also warrants that the Cable Systems shall have 500 subscribers, plus or minus 50 subscribers, as of the Closing Date. In the event that the number of subscribers to the Cable Systems is equal to or less than 450 subscribers as of the Closing Date, the Selling Price due at the Closing Date shall be reduced by $25,000. In the event that the number of subscribers to the Cable Systems is equal to or more than 550 subscribers as of the Closing Date, the Selling Price due at the Closing Date shall be increased by $25,000.

      11. Additional Documents. Seller shall, at the request of the Buyer, whether before or after the Closing, execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary for effecting completely the consummation of this Agreement and the transactions herein contemplated.

      12. Termination. Unless such date is extended mutually in writing by the parties, this Agreement shall terminate if the Closing does not take place on or before March 30, 2005. Upon such a termination, the parties shall have no further liability to each other under this Agreement.

      13. Entire Agreement and Modifications. No representation, promise, inducement, or statement of intention has been made by the Seller or Buyer which is not embodied in this Agreement or in the exhibits or other documents delivered pursuant hereto or in connection with the transaction contemplated hereby, and neither Seller nor Buyer shall be bound by or liable for any alleged representation, promise, inducement, or statement of intention not so set forth. This Agreement may be modified or amended only by written instrument signed by each of the parties hereto.


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      14. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

      15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota. The Agreement shall be deemed to have been made in Minnesota.

      16. Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when personally delivered or three business days after being mailed by first class U.S. mail, return receipt requested, or when receipt is acknowledged, if sent by facsimile, telecopy or other electronic transmission device. Notices, demands and communications to Buyer or Seller will, unless another address is specified in writing, be sent to the address indicated below:


Notices to Seller:                          with a copy to:

UltraVision,Inc.                            David G. Uffelman, Esq.
212 Old Forge Road                          165 Washington Street
Monroe Township, NJ 08831                   Morristown, NJ 07960
Telecopy: 732-521-0298                      Telecopy: 973-889-0002



Notices to Buyer:                           with a copy to:

Jim Mandel                                  Steven Bell
Multiband Corporation                       Multiband Corporation.
9449 Science Center Drive                   9449 Science Center Drive
New Hope, Minnesota  55428                  New Hope, Minnesota  55428
Telecopy: 763-504-3060                      Telecopy:  763-504-3060


IN WITNESS WHEREOF, the Seller and Buyer have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

                                        Seller



                                        By: ____________________________
                                        Print Name: ____________________
                                        Title: _________________________


                                        Multiband Corporation



                                        By: ____________________________
                                        Print Name: ____________________
                                        Title: _________________________


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                                    EXHIBIT A

                            Description of Properties


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                                    EXHIBIT B

                         Description of Cable Agreements


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                                    EXHIBIT C

                          Description of Cable Systems


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                                    EXHIBIT D

                                  Bill of Sale


      KNOW ALL MEN BY THESE PRESENTS, that (the "Seller"), for good and valuable consideration paid by Multiband Corporation, a Minnesota corporation (the "Buyer") pursuant to a Cable System Acquisition Agreement dated as of March , 2005 (the "Acquisition Agreement") inter alia, has, as of the close of business this day, sold, conveyed transferred and assigned and by these presents does, as of the close of business this day, hereby sell, convey transfer and assign to the Buyer all of its right, title and interests in, to and under all of the personal property included in the Cable Systems and Cable Agreements (as such term is defined in the Acquisition Agreement and as such personal property is set forth in Exhibit A attached thereto) located on the Properties (as defined in the Acquisition Agreement). Such personal property is being sold, conveyed, transferred and assigned pursuant hereto subject to the representations and warranties contained in the Acquisition Agreement.

      TO HAVE AND TO HOLD, the entire right, title and interest in and to the personal property herby sold, conveyed, transferred and assigned to the Buyer for its own use, benefit and behalf forever.

      IN WITNESS WHEREOF, the Seller has executed and delivered this Bill of Sale on the ____ day of March 2005


                                     SELLER



                                     By:______________________________
                                     Print Name: _____________________
                                     Title: __________________________

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